Exhibit 99.1

Bruker Reports First Quarter 2024 Financial Results

•
Q1 2024 revenues of $721.7 million, up 5.3% year-over-year (yoy); organic revenue up 1.6% yoy, and constant-exchange rate (CER) revenue up 5.5% yoy
•
Q1 2024 GAAP EPS of $0.35; non-GAAP EPS of $0.53
•
Updated FY 2024 guidance:
•
Revenue $3.29 to $3.35 billion, up $60 million from prior guidance, implying reported growth of 11% to 13% yoy.
•
Organic revenue growth maintained at 5% to 7% yoy
•
CER revenue growth of 12% to 14% yoy, including closed Chemspeed and ELITech acquisitions, up from prior guidance of 8% to 10% yoy
•
Non-GAAP EPS of $2.79 to $2.84, up $0.08 from prior guidance, including ELITech EPS accretion, but excluding still pending EPS-dilutive NanoString acquisition

BILLERICA, Massachusetts – May 2, 2024 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its first quarter ended March 31, 2024.

Bruker’s President and CEO Frank H. Laukien commented: “Bruker’s first quarter 2024 was well executed by our teams with continued organic revenue growth, even when compared to a very strong prior year first quarter. Demand for our innovative and differentiated products and solutions has remained solid, and we are maintaining our 5% to 7% organic revenue growth guidance for FY 2024. We are raising our CER revenue growth guidance for the year by 400 bps to 12% to 14%, now including the closed Chemspeed and ELITech acquisitions.”

Dr. Laukien continued: “We are pleased to announce in a simultaneous press release today that we have just closed the acquisition of the ELITech sample-to-answer molecular diagnostics business, focused on infectious disease, transplant and esoteric testing. ELITech adds specialty molecular diagnostics experience, leadership talent and additional customer access to Bruker’s diagnostics business. Going forward, we expect ELITech to be accretive to our consumables revenue percentage and organic revenue CAGR, as well as to our non-GAAP operating margins and EPS.”

First Quarter 2024 Financial Results

Bruker’s revenues for the first quarter 2024 were $721.7 million, an increase of 5.3% compared to $685.3 million in Q1 2023. In the first quarter of 2024, revenues increased 1.6% organically yoy. Growth from acquisitions was 3.8%, while foreign currency translation had a negative effect of 0.1%.

First quarter 2024 Bruker Scientific Instruments (BSI) segment revenues of $651.1 million increased 3.9% yoy, with organic revenue flat. First quarter 2024 Bruker Energy & Supercon Technologies (BEST) segment revenues of $73.1 million increased 17.5% yoy, with organic revenue growth, net of intercompany eliminations, of 18.9%.

First quarter 2024 GAAP operating income was $64.8 million, compared to $122.7 million in Q1 2023. Non-GAAP operating income was $100.7 million in the first quarter of 2024, compared to $139.4 million in Q1 2023. Bruker’s first quarter 2024 non-GAAP operating margin was 14.0%, compared to 20.3% in Q1 2023.

First quarter 2024 GAAP diluted earnings per share (EPS) were $0.35, compared to $0.52 in Q1 2023. First quarter 2024 non-GAAP diluted EPS were $0.53, compared to $0.64 in Q1 2023.

Fiscal Year 2024 Financial Outlook

Bruker’s FY 2024 updated guidance now includes the expected benefits of the Chemspeed acquisition closed in Q1 2024, and of the ELITech acquisition, which closed on April 30, 2024. Our updated FY 2024 guidance does not include the pending, EPS-dilutive NanoString acquisition, announced by Bruker on April 22, 2024, and expected to close in Q2-24.

Bruker now expects FY 2024 revenues of $3.29 to $3.35 billion, up $60 million from our prior guidance of $3.23 to $3.29 billion. Bruker’s updated FY 2024 revenue guidance implies 11% to 13% year-over-year reported revenue growth, up from our prior guidance of 9% to 11%, and including yoy contributions from:

•
Organic revenue growth of 5% to 7%, no change from prior guidance
•
Constant exchange rate (CER) revenue growth of 12% to 14%, up 400 bps vs. prior guidance, and reflecting all closed acquisitions, including Chemspeed and ELITech
•
Foreign currency translation headwind of -1%, vs. prior expectation of a +1% tailwind.

Bruker now expects FY 2024 non-GAAP EPS of $2.79 to $2.84, up 8 cents from our prior guidance of $2.71 to $2.76, and excluding the estimated impact of the pending dilutive NanoString acquisition.

Bruker’s updated FY 2024 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of March 31, 2024.

For the Company’s outlook for 2024 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 2, 2024, at 8:30 am Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2024 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s First Quarter 2024 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10188609/fc6205b657 and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on May 2.

A telephone replay of the conference call will be available by dialing 1-877-344-7529 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 3497440. The replay will be available beginning one hour after the end of the conference call through June 2, 2024.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in life-science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial research, semiconductor metrology and cleantech applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net, non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow or use, return on invested capital, non-GAAP earnings before interest taxes depreciation and amortization (EBITDA), M&A revenue, and constant-exchange rate (CER) currency revenue which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define the term M&A revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates, and believe it is a useful measure to evaluate the effect of acquisitions on our operations. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital. We define non-GAAP EBITDA as non-GAAP net income adjusting out the effects of interest expense, net, non-GAAP income tax expense and GAAP depreciation and amortization, with purchased intangible amortization already adjusted out of non-GAAP net income. We believe non-GAAP EBITDA is an important means of comparing profitability of comparable companies.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2024 non-GAAP organic revenue, non-GAAP M&A revenue, non-GAAP constant exchange rate (CER) revenue, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue, operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2024 financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, foreign currency translation revenue impact, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for the impact of foreign currency and acquisitions, expectations regarding the pending NanoString acquisition and the impact of other acquisitions; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech and Chemspeed, the possibility that the pending acquisition of NanoString will not be completed in the expected timeframe or at all, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2023, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$340.1	$488.3
Accounts receivable, net	475.4	492.0
Inventories	1,060.5	968.3
Other current assets	264.4	215.6
Total current assets	2,140.4	2,164.2
Property, plant and equipment, net	586.1	599.7
Goodwill, intangibles, net and other long-term assets	1,779.9	1,486.0
Total assets	$4,506.4	$4,249.9

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21.2	$121.2
Accounts payable	199.1	202.7
Deferred revenue and customer advances	485.2	400.0
Other current liabilities	477.0	478.2
Total current liabilities	1,182.5	1,202.1
Long-term debt	1,357.3	1,160.3
Other long-term liabilities	515.8	474.2

Redeemable noncontrolling interests	17.9	18.7

Total shareholders' equity	1,432.9	1,394.6
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$4,506.4	$4,249.9

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$721.7	$685.3
Cost of revenue	368.9	325.6
Gross profit	352.8	359.7
Operating expenses:
Selling, general and administrative	195.4	162.7
Research and development	81.7	69.0
Other charges, net	10.9	5.3
Total operating expenses	288.0	237.0
Operating income	64.8	122.7
Interest and other income (expense), net	6.8	(16.1)
Income before income taxes, equity in income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries	71.6	106.6
Income tax provision	19.8	29.9
Equity in income of unconsolidated investees, net of tax	0.2	0.7
Consolidated net income	52.0	77.4
Net income attributable to noncontrolling interests in consolidated subsidiaries	1.1	0.9
Net income attributable to Bruker Corporation	$50.9	$76.5
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.35	$0.52
Diluted	$0.35	$0.52
Weighted average common shares outstanding:
Basic	145.2	146.8
Diluted	145.9	147.6

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$52.0	$77.4
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	34.7	25.1
Stock-based compensation expense	5.3	6.5
Deferred income taxes	(2.1)	1.2
Impairment of strategic investments and other long-lived assets	1.4	6.9
Gain on sale of property, plant and equipment	—	(9.8)
Other non-cash expenses, net	(6.1)	5.0
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	15.6	8.3
Inventories	(64.8)	(55.0)
Accounts payable and accrued expenses	(3.7)	13.1
Income taxes payable, net	(11.9)	(5.8)
Deferred revenue and customer advances	31.7	34.8
Other changes in operating assets and liabilities, net	(30.3)	(20.2)
Net cash provided by operating activities	21.8	87.5
Cash flows from investing activities:
Purchases of property, plant and equipment	(21.4)	(25.0)
Cash paid for strategic investments	(10.0)	(8.2)
Cash paid for acquisitions, net of cash acquired	(274.5)	(88.1)
Proceeds from sales of property, plant and equipment	0.5	10.7
Net proceeds from cross-currency swap agreements	1.2	2.4
Net cash used in investing activities	(304.2)	(108.2)
Cash flows from financing activities:
Repayments of revolving lines of credit	(0.5)	—
Proceeds from revolving lines of credit	268.9	—
Proceeds (repayment) of other debt, net	(3.4)	(2.1)
Repayment of 2012 Note Purchase Agreement	(100.0)	—
Repayment of 2019 Term Loan Agreement	(3.8)	(3.8)
Proceeds from issuance of common stock, net	3.4	0.7
Payment of Deferred Financing Costs	(4.7)	—
Payment of contingent consideration	—	(1.0)
Payment of dividends to common shareholders	(7.3)	(7.4)
Repurchase of common stock	—	(22.4)
Proceeds from (payment for) the sale (purchase) of noncontrolling interests	(0.9)	5.3
Net cash used in financing activities	151.7	(30.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(17.6)	4.1
Net change in cash, cash equivalents and restricted cash	(148.3)	(47.3)
Cash, cash equivalents and restricted cash at beginning of period	491.6	648.7
Cash, cash equivalents and restricted cash at end of period	$343.3	$601.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended March 31,
	2024	2023
GAAP operating income	$64.8	$122.7
Non-GAAP adjustments:
Restructuring costs	7.2	0.5
Acquisition-related costs	7.1	3.0
Purchased intangible amortization	16.2	10.7
Other costs	5.4	2.5
Total Non-GAAP adjustments:	35.9	16.7
Non-GAAP operating income	$100.7	$139.4
Non-GAAP operating margin	14.0%	20.3%

Non-GAAP interest & other expense, net	6.8	(6.5)
Non-GAAP profit before tax	107.5	132.9

Non-GAAP income tax provision	(28.7)	(36.9)
Non-GAAP tax rate	26.7%	27.8%

Minority interest	(1.1)	(0.9)
Non-GAAP net income attributable to Bruker	77.7	95.1

Weighted average shares outstanding (diluted)	145.9	147.6

Non-GAAP earnings per share	$0.53	$0.64

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$352.8	$359.7
Non-GAAP adjustments:
Restructuring costs	3.7	0.2
Acquisition-related costs	3.0	0.1
Purchased intangible amortization	7.8	5.4
Other costs	2.1	0.5
Total Non-GAAP adjustments:	16.6	6.2
Non-GAAP gross profit	$369.4	$365.9
Non-GAAP gross margin	51.2%	53.4%

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended March 31,
	2024	2023
GAAP SG&A expenses	$195.4	$162.7
Non-GAAP adjustments:
Purchased intangible amortization	(8.3)	(5.3)
Non-GAAP SG&A expenses	$187.1	$157.4

Reconciliation of GAAP Interest and Other Income (Expense), net to Non-GAAP Interest and Other Income (Expense), net

	Three Months Ended March 31,
	2024	2023
GAAP interest and other income (expense), net	$6.8	$(16.1)
Non-GAAP adjustments:
Investments related adjustments	—	9.6
Non-GAAP interest and other income (expense), net	$6.8	$(6.5)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended March 31,
	2024	2023
GAAP tax rate	27.7%	28.0%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	-0.6%	0.1%
Other discrete items	-0.4%	-0.3%
Total non-GAAP adjustments:	-1.0%	-0.2%
Non-GAAP tax rate	26.7%	27.8%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended March 31,
	2024	2023
GAAP earnings per share (diluted)	$0.35	$0.52
Non-GAAP adjustments:
Restructuring Costs	0.05	—
Acquisition-related costs	0.05	0.02
Purchased intangible amortization	0.11	0.07
Other costs	0.04	0.01
Interest and other income (expense), net	—	0.07
Income tax rate differential	(0.07)	(0.05)
Total non-GAAP adjustments:	0.18	0.12
Non-GAAP earnings per share (diluted)	$0.53	$0.64

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended March 31,
	2024	2023
GAAP operating cash flow	$21.8	$87.5
Non-GAAP adjustments:
Purchases of property, plant and equipment	(21.4)	(25.0)
Non-GAAP free cash flow	$0.4	$62.5

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

	Trailing Twelve Months Ended March 31, 2024	Trailing Twelve Months Ended March 31, 2023
Non-GAAP operating income	$507.6	$529.2
Less: non-GAAP income tax provision	(134.3)	(134.8)
Non-GAAP operating income after tax	$373.3	$394.4

Average total invested capital
Average long-term debt	$1,234.6	$1,159.0
Average current portion of long-term debt	70.7	65.6
Average total shareholders' equity	1,330.8	1,124.5
Less: average cash and cash equivalents	(469.0)	(707.0)
Average total invested capital	$2,167.1	$1,642.0

Return on invested capital (ROIC)	17.2%	24.0%

Reconciliation of Non-GAAP EBITDA

	Three Months Ended March 31,
	2024	2023
Non-GAAP net income attributable to Bruker	$77.7	$95.1
Non-GAAP adjustments:
Interest Expense, net[1]	2.4	2.8
Non-GAAP Income Tax Provision (from above)	28.7	36.9
GAAP Depreciation Expense	18.5	14.3
Amortization Expense[2]	—	(0.1)
Total Non-GAAP adjustments:	49.6	53.9
Non-GAAP EBITDA	$127.3	$149.0
Non-GAAP EBITDA Margin	17.6%	21.7%

1 GAAP Interest Expense, net

2 GAAP Amortization Expense - with purchased intangible amortization already adjusted out of non-GAAP net income

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended March 31,
	2024	2023
Revenue by group:
Bruker BioSpin	$182.8	$180.3
Bruker CALID	227.9	236.7
Bruker Nano	240.4	209.6
BEST	73.1	62.2
Eliminations	(2.5)	(3.5)
Total revenue	$721.7	$685.3

	Three Months Ended March 31,
	2024	2023
Revenue by end customer geography:
United States	$194.8	$175.1
Europe	244.8	222.4
Asia Pacific	222.7	240.2
Other	59.4	47.6
Total revenue	$721.7	$685.3

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended March 31,
	2024	2023
	Total Bruker
GAAP revenue as of prior comparable period	$685.3	$595.0
Non-GAAP adjustments:
Acquisitions and divestitures	26.3	12.7
Organic	11.1	104.7
Currency	(1.0)	(27.1)
Total Non-GAAP adjustments:	36.4	90.3
GAAP revenue	$721.7	$685.3
Revenue growth	5.3%	15.2%
Organic revenue growth	1.6%	17.6%

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended March 31,
	2024	2023
	Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$626.6	$539.5
Non-GAAP adjustments:
Acquisitions and divestitures	26.3	12.7
Organic	—	99.3
Currency	(1.8)	(24.9)
Total non-GAAP adjustments:	24.5	87.1
GAAP revenue	$651.1	$626.6
Revenue growth	3.9%	16.1%
Organic revenue growth	0.0%	18.4%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID and Nano Segments as presented in our 2023 10K.

	Three Months Ended March 31,
	2024	2023
	BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$58.7	$55.5
Non-GAAP adjustments:
Organic	11.1	5.4
Currency	0.8	(2.2)
Total non-GAAP adjustments:	11.9	3.2
GAAP revenue	$70.6	$58.7
Revenue growth	20.3%	5.8%
Organic revenue growth	18.9%	9.7%